SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2006

SILICON GRAPHICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-10441	94-2789662
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Crittenden Lane Mountain View, CA	94043-1351
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 960-1980

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

As described in Items 4.01(a) and (b) below, Silicon Graphics, Inc. (the “Company” or “Registrant”), has dismissed Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm and engaged KPMG LLP (“KPMG”) as its new independent registered public accounting firm. As described in the third paragraph of Item 4.01(a)(iii) below, the change in independent registered public accounting firms is not the result of any disagreement with Ernst & Young.

Item 4.01 (a) Previous Independent Accountants

(i)	On June 19, 2006, the Company dismissed Ernst & Young as its independent registered public accounting firm. The Company’s Audit Committee made the decision to change independent accountants and that decision was approved, ratified and adopted by the Company’s Board of Directors.

(ii)	The report of Ernst & Young on the consolidated financial statements as of and for the year ended June 25, 2004 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. The report of Ernst & Young on the consolidated financial statements as of and for the year ended June 24, 2005 did not contain an adverse opinion or disclaimer of opinion and was not qualified, but was modified as to uncertainty due to substantial doubt regarding the Company’s ability to continue as a going concern.

(iii)	In connection with their audits for the years ended June 25, 2004 and June 24, 2005 and in the subsequent interim periods through June 19, 2006, there have been no disagreements with Ernst and Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young would have caused them to make reference thereto in their reports on financial statements for such years.

(iv)	The Company has requested Ernst & Young to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated June 21, 2006, is filed as Exhibit 16.1 to this Form 8-K.

Item 4.01 (b) New Independent Accountants

On June 19, 2006, the Company engaged KPMG as the Registrant’s independent registered public accounting firm for the fiscal year ending June 30, 2006, and to perform procedures related to the financial statements included in the Company’s quarterly reports on Form 10-Q, beginning with, and including, the quarter ended March 31, 2006. The Audit Committee

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made the decision to engage KPMG and that decision was approved, adopted and ratified by the Company’s Board of Directors. The Company has not consulted with KPMG during its two most recent fiscal years or during any subsequent interim period prior to its appointment as auditor regarding either (i) the application of accounting principle to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

In deciding to select KPMG, the Audit Committee considered KPMG’s experience and expertise related to public companies undergoing bankruptcy and reorganization as well as reviewed auditor independence issues and existing commercial relationships with KPMG. The Audit Committee concluded that KPMG has no commercial relationship that would impair its independence and had the appropriate expertise that the Company required regarding its current operations.

Ernst & Young had been the Company’s independent registered public accounting firm since 1981. The Audit Committee and the Company thank Ernst & Young for its service to the Company over the past 25 years. The Audit Committee and the Company believe Ernst & Young consistently provided quality services to the Company. The Company expects to similarly receive long-term quality service from KPMG.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
16.1	Letter from Ernst & Young LLP, dated June 21, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silicon Graphics, Inc.

Dated: June 22, 2006	By:	/s/ Kathy Lanterman
Senior Vice President, Chief Financial Officer and Controller

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Exhibit Index

Exhibit No.	Description
16.1	Letter from Ernst & Young LLP, dated June 21, 2006

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